February 16, 2007

Advanced Technology Acquisition Corp.
14 A Achimeir Street
Ramat Gan 52587 Israel

Re: Advanced Technology Acquisition Corp. (“Company”)

Gentlemen:

The undersigned hereby waives his right to exercise conversion rights with respect to any shares of the Company’s common stock owned by the undersigned, directly or indirectly, and agrees that he will not seek conversion with respect to such shares in connection with any vote to approve a business combination (as is more fully described in the Company’s Prospectus relating to the Company’s initial public offering).

[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURE PAGES FOLLOWS]

Very truly yours,
/s/ Ido Bahbut
Ido Bahbut

[Signature page to Conversion Rights Letter]